Exhibit 10.2

AMENDMENT NO. 2

to

RECEIVABLES PURCHASE AGREEMENT

by and among

PEMEX FINANCE LTD.,

PMI SERVICES B.V.,

P.M.I. COMERCIO INTERNACIONAL, S.A. DE C.V.,

PEMEX-EXPLORACIÓN Y PRODUCCIÓN

and

THE BANK OF NEW YORK MELLON

Dated as of June 24, 2014

	ARTICLE 1
	RATIFICATION; CONSTRUCTION OF REFERENCES
	2

Section 1.01.	Ratification	2

Section 1.02.	Construction of References	2

Section 1.03.	Defined Terms	2

	ARTICLE 2
	AMENDMENT
	3

Section 2.01.	Amendment to Section 3.02(a)	3

	ARTICLE 3
	MISCELLANEOUS
	3

Section 3.01.	Notice and Payment of Consent Fee	3

Section 3.02.	Incorporation into Receivables Purchase Agreement	3

Section 3.03.	Governing Law	3

Section 3.04.	Counterparts	3

Section 3.05.	Severability	3

Section 3.06.	Effectiveness	3

Section 3.07.	Trustee not Responsible for Recitals	4

Section 3.08.	Trustee not a Party to the Receivables Purchase Agreement	4

AMENDMENT NO. 2 TO THE RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 2, dated as of June 24, 2014 (the “Amendment”), is entered into by and among Pemex Finance Ltd., a company limited by shares established under the laws of the Cayman Islands (together with its successors and assigns, “Pemex Finance”), PMI Services B.V., a corporation established under the laws of The Netherlands (together with its successors and assigns, “PMI Services”), P.M.I. Comercio Internacional, S.A. de C.V., a corporation established under the laws of the United Mexican States (“Mexico”) (together with its successors and assigns, “PMI Comercio”), Pemex-Exploración y Producción, a public entity of the Federal Government of Mexico (together with its successors and assigns, “PEP”) and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee under the Indenture referred to below (the “Trustee”), to amend a provision of the Receivables Purchase Agreement dated as of December 1, 1998, entered into by and among Pemex Finance, PMI Services, PMI Comercio and PEP (as the same may be amended, modified or supplemented, the “Receivables Purchase Agreement”). For all purposes hereunder, unless otherwise specified herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Receivables Purchase Agreement.

W I T N E S S E T H:

WHEREAS, Pemex Finance has issued Notes (as defined below) under a senior indenture between Pemex Finance and the Trustee, dated as of December 1, 1998 (the “Senior Indenture”), as supplemented by the First 9.15% Note Supplemental Indenture dated as of December 1, 1998 and the Third 10.61% Note Supplemental Indenture dated as of July 27, 1999, in each case entered into between Pemex Finance and the Trustee (together, the “Supplemental Indentures” and, together with the Senior Indenture, the “Indenture”);

WHEREAS, Pemex Finance has issued and outstanding the 9.15% Notes Due 2018 and the 10.61% Notes Due 2017 (collectively, the “Notes”) under the Indenture;

WHEREAS, the parties hereto desire to amend a provision of the Receivables Purchase Agreement;

WHEREAS, Section 7.02 of the Receivables Purchase Agreement provides that no provision of the Receivables Purchase Agreement may be amended without the written consent of each of the parties thereto and of all third party beneficiaries referred to in Section 7.01 of the Receivables Purchase Agreement;

WHEREAS, Section 7.01 of the Receivables Purchase Agreement provides that the performance by each of PEP, PMI Comercio and PMI Services of its respective obligations to Pemex Finance, and Pemex Finance’s rights thereunder, are intended to be for the benefit of, among others, the Trustee and any other agent or other representative of holders of Indebtedness of Pemex Finance so designated under the Debt Agreements pursuant to which such Indebtedness is issued and that each of the Trustee and any such agent or representative is an intended third party beneficiary thereunder with direct rights of enforcement thereunder;

WHEREAS, Section 5.09(a) of the Senior Indenture provides that the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected, with all such series voting as a single class (the “Requisite Holders’ Consent”), shall have the right to direct the exercise of any trust or power conferred on the Trustee with respect to the Securities of such series by the Senior Indenture and the Receivables Purchase Agreement, including the approval of any amendment, modification, supplement or waiver of the Receivables Purchase Agreement (capitalized terms used in this paragraph that are not defined herein or in the Receivables Purchase Agreement shall have the meaning assigned to them in the Senior Indenture);

WHEREAS, pursuant to a Consent Solicitation Statement dated June 3, 2014 (the “Consent Solicitation Statement”), Pemex Finance solicited consents (“Consents”) from Holders of the Notes to the proposed amendment of the Receivables Purchase Agreement referred to above, in exchange for a payment to each Holder whose Consent is accepted (the “Consent Fee”) and, as of the date hereof, the Requisite Holders’ Consent for such amendment has been obtained; and

WHEREAS, all things necessary for the execution of this Amendment and to make this Amendment a valid amendment to the Receivables Purchase Agreement according to its terms and a valid and binding agreement of the parties thereto have been done;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other valuable consideration, the parties hereto agree as follows:

ARTICLE 1

RATIFICATION; CONSTRUCTION OF REFERENCES

Section 1.01. Ratification. This Amendment is supplemental to the Receivables Purchase Agreement, and is entered into in accordance with Section 7.02 thereof, and, except as modified, amended and supplemented by this Amendment, the provisions of the Receivables Purchase Agreement are ratified and confirmed in all respects and shall remain in full force and effect.

Section 1.02. Construction of References. Except as otherwise indicated herein, all the agreements or instruments herein defined or referred to shall mean such agreements or instruments as the same may be supplemented or amended from time to time or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

Section 1.03. Defined Terms. As used in this Amendment, “Consent Solicitation Completion Date” shall mean such time as each of the following events shall have occurred with respect to the Notes in accordance with the terms and conditions of the Consent Solicitation Statement: (i) the Requisite Holders’ Consent shall have been accepted at or prior to 5:00 p.m. (New York City time) on June 17, 2014 (or as extended by Pemex Finance); and (ii) each Holder of the Notes whose validly delivered Consent has been accepted shall have received payment of the Consent Fee.

ARTICLE 2

AMENDMENT

Section 2.01. Amendment to Section 3.02(a). Upon the occurrence of the Consent Solicitation Completion Date, the text of Section 3.02(a) of the Receivables Purchase Agreement shall be amended by deleting “decentralized” from subsection 3.02(a)(i) so that, as amended, Section 3.02(a) of the Receivables Purchase Agreement shall read as follows:

“SECTION 3.02. Organization; Powers. (a) (i) PEP is a public entity of the Federal Government of Mexico duly constituted and validly existing under the laws of Mexico; and (ii) each of PMI and PMI Services is a corporation duly organized, validly existing and, in the case of PMI services, in good standing under the laws of the jurisdiction of its organization.”

ARTICLE 3

MISCELLANEOUS

Section 3.01. Notice and Payment of Consent Fee. Upon payment of the Consent Fee to the relevant Holders in accordance with the terms and conditions of the Consent Solicitation Statement, Pemex Finance will deliver an officer’s certificate to the Trustee confirming that the payments have been made and that the Consent Solicitation Completion Date has therefore occurred and deliver notice to Holders of the occurrence thereof. The parties agree that in the event that payment of the Consent Fee is not made within ten (10) Business Days of the date of this Amendment, this Amendment shall automatically become null and void and Pemex Finance shall deliver notice to the Trustee and to Holders of such event.

Section 3.02. Incorporation into Receivables Purchase Agreement. This Amendment and all its provisions shall be deemed a part of the Receivables Purchase Agreement for any and all purposes.

Section 3.03. Governing Law. This Amendment shall be governed and construed in accordance with Section 7.07 of the Receivables Purchase Agreement.

Section 3.04. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same instrument.

Section 3.05. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 3.06. Effectiveness. This Amendment shall be effective as of the Consent Solicitation Completion Date.

Section 3.07. Trustee not Responsible for Recitals. The Trustee assumes no responsibility for the correctness of the recitals contained herein and the same shall be taken as the statements of the other parties hereto.

Section 3.08. Trustee not a Party to the Receivables Purchase Agreement. By entering into this Amendment, the Trustee shall not be deemed to be a party to the Receivables Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed by its duly authorized officer as of the date first set forth above.

PEMEX FINANCE LTD.

By:	/s/ EDUARDO R. CALVO BARBEAU
Name:	Eduardo R. Calvo Barbeau
Title:	Director and President of Pemex Finance Ltd.

PMI SERVICES B.V.

By:	/s/ FERNANDO TORAL ACOSTA
Name:	Fernando Toral Acosta
Title:	Managing Director

P.M.I. COMERCIO INTERNACIONAL,
S.A. DE C.V.

By:	/s/ JUAN CARLOS CABALLERO ALABAT
Name:	Juan Carlos Caballero Alabat

PEMEX-EXPLORACIÓN Y PRODUCCIÓN

By:	/s/ OSCAR DUCOING PEÑA
Name:	Oscar Ducoing Peña
Title:	Associate Managing Director of Financial Resources

THE BANK OF NEW YORK MELLON, as
Trustee under the Indenture

By:	/s/ ORLA FORRESTER
Name:	Orla Forrester
Title:	Vice President